UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 5, 2015

ACTIVISION BLIZZARD, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-15839	95-4803544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Ocean Park Boulevard, Santa Monica, CA	90405
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (310) 255-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Certain Information Not Filed.  The information in Item 2.02 of this Form 8-K and Exhibit 99.1 attached to this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall such Item 2.02 or such Exhibit 99.1 or any of the information contained therein be deemed incorporated by reference in any filing under the Securities Exchange Act of 1934 or the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 2.02.                             Results of Operations and Financial Condition.

On February 5, 2015, Activision Blizzard, Inc. (the “Company”) issued a press release announcing results for the Company for the fiscal quarter and year ended December 31, 2014. A copy of the press release is attached hereto as Exhibit 99.1.  As previously announced, the Company is hosting a conference call and webcast in conjunction with that release.

Item 8.01.                             Other Events.

Cash Dividend.  On February 5, 2015, the Company’s Board of Directors approved a cash dividend of $0.23 per share to be paid on May 13, 2015 to shareholders of record of the Company’s common stock on March 30, 2015.

Share Repurchase.  On February 3, 2015, the Company’s Board of Directors authorized the Company to repurchase up to $750 million of the Company’s common stock on terms and conditions to be determined by the Company from February 9, 2015 until the earlier of February 8, 2017 and a determination by the Board of Directors to discontinue the repurchase program.

Condensed Consolidated Financial Highlights — Fourth Quarter 2014 Results (Unaudited).  Set forth below are the Company’s condensed consolidated financial highlights for the periods and at the dates indicated.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Amounts in millions, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013

Net revenues:
Product sales	$1,094	$1,152	$2,786	$3,201
Subscription, licensing and other revenues [1]	481	366	1,622	1,382
Total net revenues	1,575	1,518	4,408	4,583

Costs and expenses:
Cost of sales - product costs	432	502	999	1,053
Cost of sales - online	61	50	232	204
Cost of sales - software royalties and amortization	124	72	260	187
Cost of sales - intellectual property licenses	14	31	34	87
Product development	184	197	571	584
Sales and marketing	247	239	712	606
General and administrative	75	143	417	490
Total costs and expenses	1,137	1,234	3,225	3,211
Operating income	438	284	1,183	1,372
Interest and other investment income (expense), net	(50)	(51)	(202)	(53)
Income before income tax expense	388	233	981	1,319
Income tax expense	27	59	146	309
Net income	$361	$174	$835	$1,010

Basic earnings per common share [2]	$0.49	$0.23	$1.14	$0.96
Weighted average common shares outstanding	720	745	716	1,024

Diluted earnings per common share [2]	$0.49	$0.22	$1.13	$0.95
Weighted average common shares outstanding assuming dilution	729	757	726	1,035

1 Subscription, licensing and other revenues represents revenues from World of Warcraft subscriptions, licensing royalties from our products and franchises, value-added services, downloadable content, and other miscellaneous revenues.

2 The company calculates earnings per share pursuant to the two-class method which requires the allocation of net income between common shareholders and participating security holders. We had, on a weighted-average basis, participating securities of approximately 12 million and 15 million for the three months and year ended December 31, 2014, respectively. We had, on a weighted-average basis, participating securities of approximately 23 million and 24 million for the three months and year ended December 31, 2013, respectively.  Net income attributable to Activision Blizzard Inc. common shareholders used to calculate earnings per common share assuming dilution was $355 million and $817 million for the three months and year ended December 31, 2014 as compared to total net income of $361 million and $835 million for the same periods, respectively. Net income attributable to Activision Blizzard Inc. common shareholders used to calculate earnings per common share assuming dilution was $168 million and $987 million for the three months and year ended December 31, 2013 as compared to total net income of $174 million and $1,010 million for the same periods, respectively.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Amounts in millions)

	December 31,	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$4,848	$4,410
Short-term investments	10	33
Accounts receivable, net	659	510
Inventories, net	123	171
Software development	452	367
Intellectual property licenses	5	11
Deferred income taxes, net	368	321
Other current assets	444	418
Total current assets	6,909	6,241
Long-term investments	9	9
Software development	20	21
Intellectual property licenses	18	---
Property and equipment, net	157	138
Other assets	85	35
Intangible assets, net	29	43
Trademark and trade names	433	433
Goodwill	7,086	7,092
Total assets	$14,746	$14,012

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$325	$355
Deferred revenues	1,797	1,389
Accrued expenses and other liabilities	592	636
Current portion of long-term debt	---	25
Total current liabilities	2,714	2,405
Long-term debt, net	4,324	4,668
Deferred income taxes, net	114	66
Other liabilities	361	251
Total liabilities	7,513	7,390
Shareholders’ equity:
Common stock	---	---
Additional paid-in capital	9,924	9,682
Treasury stock	(5,762)	(5,814)
Retained earnings	3,374	2,686
Accumulated other comprehensive income (loss)	(303)	68
Total shareholders’ equity	7,233	6,622
Total liabilities and shareholders’ equity	$14,746	$14,012

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(Amounts in millions)

	Year Ended December 31,
	2014	2013

Cash flows from operating activities:
Net income	$835	$1,010
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	(44)	161
Provision for inventories	39	33
Depreciation and amortization	90	108
Loss on disposal of property and equipment	1	---
Amortization and write-off of capitalized software development costs and intellectual property licenses (1)	256	207
Amortization of debt discount and debt financing costs	7	1
Stock-based compensation expense (2)	104	108
Excess tax benefits from stock awards	(39)	(29)
Changes in operating assets and liabilities:
Accounts receivable, net	(177)	198
Inventories	(2)	6
Software development and intellectual property licenses	(349)	(268)
Other assets	18	(67)
Deferred revenues	475	(275)
Accounts payable	(12)	7
Accrued expenses and other liabilities	90	64
Net cash provided by operating activities	1,292	1,264

Cash flows from investing activities:
Proceeds from maturities of available-for-sale investments	21	304
Proceeds from sales of available-for-sale investments	---	98
Purchases of available-for-sale investments	---	(26)
Capital expenditures	(107)	(74)
Decrease (increase) in restricted cash	2	6
Net cash provided by (used in) investing activities	(84)	308

Cash flows from financing activities:
Proceeds from issuance of common stock to employees	175	158
Tax payment related to net share settlements on restricted stock rights	(66)	(49)
Repurchase of common stock	---	(5,830)
Dividends paid	(147)	(216)
Proceeds from issuance of long-term debt	---	4,750
Repayment of long-term debt	(375)	(6)
Payment of debt discount and financing costs	---	(59)
Excess tax benefits from stock awards	39	29
Net cash used in financing activities	(374)	(1,223)

Effect of foreign exchange rate changes on cash and cash equivalents	(396)	102
Net increase in cash and cash equivalents	438	451

Cash and cash equivalents at beginning of period	4,410	3,959

Cash and cash equivalents at end of period	$4,848	$4,410

(1) Excludes deferral and amortization of stock-based compensation expense.

(2) Includes the net effects of capitalization, deferral, and amortization of stock-based compensation expense.

Item 9.01.                             Financial Statements and Exhibits.

(d)  Exhibits

99.1                    Press Release dated February 5, 2015 (furnished not filed)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2015	ACTIVISION BLIZZARD, INC.

	By:	/s/ Dennis Durkin
Dennis Durkin
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 5, 2015 (furnished not filed)